                                                                  EXECUTION COPY



             _____________________________________________________

                               WEEKS CORPORATION

                                      AND

                    HENRY BEFELER, FORD GIBSON, HANK KLEIN,
                   JOSE HEVIA, RAFAEL RODON AND WILLIAM WASEY

             _____________________________________________________

                     AMENDED AND RESTATED WARRANT AGREEMENT


                       Effective as of February 24, 1998

             _____________________________________________________

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE I         DEFINITIONS                                                    1
                  Section 1.1 Certain Definitions                                1

ARTICLE II        ISSUANCE AND EXECUTIONOF WARRANT CERTIFICATES                  3
                  Section 2.1   ISSUANCE OF WARRANT CERTIFICATES                 3
                  Section 2.2   FORM OF WARRANT CERTIFICATE                      3
                  Section 2.3   EXECUTION AND DELIVERY OF WARRANT
                                CERTIFICATES                                     3
                  Section 2.4   TEMPORARY WARRANT CERTIFICATES                   4
                  Section 2.5   PAYMENT OF TAXES                                 4
                  Section 2.6   DEFINITION OF HOLDER                             4

ARTICLE III       WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS               5
                  Section 3.1   WARRANT PRICE                                    5
                  Section 3.2   DURATION OF WARRANTS                             5
                  Section 3.3   EXERCISE OF WARRANTS                             5
                  Section 3.4   RESERVATION OF SHARES                            6

ARTICLE IV        OTHER TERMS OF WARRANTS                                        6
                  Section 4.1                                                    6
                  ADJUSTMENT OF EXERCISE  PRICE AND NUMBER OF SHARES
                  PURCHASABLE OR NUMBER OF WARRANTS                              6

ARTICLE V         REGISTRATION, EXCHANGE, TRANSFER ANDSUBSTITUTION OF WARRANT   10
                  CERTIFICATES
                  Section 5.1   REGISTRATION, EXCHANGE AND TRANSFER
                                OF WARRANT CERTIFICATES                         10
                  Section 5.2   MUTILATED, DESTROYED, LOST OR STOLEN
                                WARRANT CERTIFICATES                            10
                  Section 5.3   PERSONS DEEMED OWNERS                           11
                  Section 5.4   CANCELLATION OF WARRANT CERTIFICATES            11

ARTICLE VI        OTHER PROVISIONS RELATING TO RIGHTSOF HOLDERS OF WARRANT      11
                  CERTIFICATES
                  Section 6.1   NO RIGHTS AS SHAREHOLDER CONFERRED BY
                                WARRANTS OR WARRANT CERTIFICATES                11
                  Section 6.2   HOLDER OF WARRANT CERTIFICATE MAY
                                ENFORCE RIGHTS                                  11



ARTICLE VII       CONCERNING THE COMPANY AS WARRANT AGENT                       12
                  Section 7.1   WARRANT AGENT                                   12
                  Section 7.2                                                   12

ARTICLE VIII      MISCELLANEOUS                                                 12
                  Section 8.1   CONSOLIDATIONS AND MERGERS OF THE
                                COMPANY AND SALES, LEASES AND CONVEYANCES
                                PERMITTED SUBJECT TO CERTAIN CONDITIONS         12
                  Section 8.2   RIGHTS AND DUTIES OF SUCCESSOR CORPORATION      12
                  Section 8.3   AMENDMENT                                       12
                  Section 8.4   NOTICES TO WARRANTHOLDERS                       13
                  Section 8.5   ADDRESSES                                       13
                  Section 8.6   GOVERNING LAW                                   13
                  Section 8.7   DELIVERY OF PROSPECTUS                          13
                  Section 8.8   OBTAINING OF GOVERNMENTAL APPROVALS             13
                  Section 8.9   PERSONS HAVING RIGHTS UNDER WARRANT
                                AGREEMENT                                       14
                  Section 8.10  HEADINGS                                        14
                  Section 8.11  COUNTERPARTS                                    14
                  Section 8.12  INSPECTION OF AGREEMENT                         14
                  Section 8.13  TRANSFERS IN COMPLIANCE WITH APPLICABLE
                                LAW                                             14


Testimonium
Signatures
Exhibit A - Form of Warrant Certificate

                     AMENDED AND RESTATED WARRANT AGREEMENT
                     --------------------------------------


     THIS AMENDED AND RESTATED WARRANT AGREEMENT, dated effective as of February 24, 1998 (the "Agreement"), between Weeks Corporation, a Georgia corporation
               ---------
(the "Company"), and HENRY BEFELER, an individual resident of the State of
      -------
Florida, FORD GIBSON, an individual resident of the State of Florida, HANK KLEIN, an individual resident of the State of Florida, JOSE HEVIA, an individual resident of the State of Florida, RAFAEL RODON, an individual resident of the State of Florida, and WILLIAM WASEY, an individual resident of the State of Florida (collectively, the "Codina Executives").
                            -----------------

     WHEREAS, the Company and the Codina Executives entered into that certain Warrant Agreement dated as of February 24, 1998 (the "Prior Agreement"),
                                                      ---------------
pursuant to which the Company issued and sold to the Codina Executives warrant certificates (such warrant certificates and other warrant certificates issued pursuant to the Prior Agreement collectively referred to herein as the "Warrant
                                                                        -------
Certificates" and individually as a "Warrant Certificate") evidencing 180,000
------------                         -------------------
warrants (collectively, the "Warrants" or, individually, a "Warrant")
                             --------                       -------
representing the right to purchase an aggregate of 180,000 shares of the Company's Common Stock;

     WHEREAS, the Company is the warrant agent in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates; and

     WHEREAS, the Prior Agreement set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions upon which they may be issued, exchanged, exercised and replaced, and the Company and the Codina Executives desire to amend and restate the Prior Agreement in its entirety pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

      Section 1.1   Certain Definitions.  For the purposes of this Agreement,
                    -------------------
the following terms have the meanings set forth below:

          "Affiliate" has the same meaning as in Rule 12b-2 promulgated under
           ---------
the Exchange Act.

          "Agreement" is defined in the Recitals.
           ---------

          "Business Day" means any day which is neither a Saturday or Sunday nor
           ------------
a legal holiday on which banks are authorized or required to be closed in Atlanta, Georgia.

          "Codina Executives" is defined in the Recitals.
           -----------------

          "Common Stock" means shares now or hereafter authorized of any class
           ------------
of common stock of the Company and any other capital stock of the Company, however designated, that has the right (subject to any prior rights of the Company's 8.00% Series A Cumulative Redeemable Preferred Stock and any other class or series of preferred stock issued by the Company) to participate in any distribution of the assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company or in the earnings of the Company without limit as to per share amount, and shall include, without limitation, the presently authorized 100,000,000 shares of the Company's common stock, par value $.01 per share.

          "Company" is defined in the Recitals.
           -------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exercise Price" means $32.75 per share of Common Stock issuable upon
           --------------
exercise of the Warrants, as adjusted from time to time in accordance with this Agreement.

          "Expiration Date" is defined in Section 3.2.
           ---------------

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Holder" is defined in Section 2.6.
           ------

          "Market Price" is defined in Section 4.1(e).
           ------------

          "NYSE" is defined in Section 4.1(e).
           ----

          "Person" means any natural person, corporation, partnership, limited
           ------
liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "State" means any State of the United States or the District of
           -----
Columbia.

          "Transfer Agent" is defined in Section 3.4.
           --------------

          "Valuation Date" is defined in Section 4.1(h).
           --------------

          "Warrant" or "Warrants" is defined in the Recitals.
           -------      --------

          "Warrant Certificate" or "Warrant Certificates" is defined in the
           -------------------      --------------------
Recitals.

          "Warrant Register" is defined in Section 5.1.
           ----------------


                                   ARTICLE II

                             ISSUANCE AND EXECUTION
                            OF WARRANT CERTIFICATES

      Section II.1 ISSUANCE OF WARRANT CERTIFICATES. Upon issuance, each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one (1) share of Common Stock.

      Section II.2 FORM OF WARRANT CERTIFICATE. The Warrant Certificates (including the Form(s) of Exercise and Assignment to be set forth on the reverse thereof) shall be in substantially the form set forth in Exhibit A hereto, shall
                                                         ---------
be printed, lithographed or engraved on steel engraved borders (or in any other manner determined by the officers executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination) and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination.

      Section II.3 EXECUTION AND DELIVERY OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its Chairman and Chief Executive Officer, its President or its Chief Financial Officer, under its corporate seal reproduced thereon attested to by its Treasurer or Secretary. The signature of any of these officers on the Warrant Certificates may be manual or facsimile.

     Warrant Certificates evidencing the right to purchase a number of shares of Common Stock having an aggregate par value not exceeding $1,800.00 (except as provided in Sections 2.4, 3.3(b), 5.1 and 5.2) may be executed and delivered by
            ---------------------------------
the Company upon the execution of this Warrant Agreement or from time to time thereafter. Subsequent to such original issuance of the Warrant Certificates, the Company shall execute and deliver a Warrant Certificate only if the Warrant Certificate is issued in exchange or in substitution for one or more previously executed and delivered Warrant Certificates or in connection with their transfer, as hereinafter provided.

     Each Warrant Certificate shall be dated the date of its execution by the Company.

     No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been duly executed by the Company. Such signature by the Company shall be conclusive evidence, and the only evidence, that the Warrant Certificate so executed has been duly issued hereunder.

     Warrant Certificates bearing the manual or facsimile signatures of individuals who were at the time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Warrant Certificates.

      Section II.4 TEMPORARY WARRANT CERTIFICATES. Pending the preparation of definitive Warrant Certificates, the Company may execute and deliver temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, with the execution thereof by such officers conclusively evidencing such determination.

     If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Company, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

      Section II.5 PAYMENT OF TAXES. The Company will pay all stamp taxes and other duties, if any, arising out of or related to the execution and delivery of this Agreement or the original issuance of the Warrant Certificates, under the laws of the United States of America or any State or political subdivision thereof.

      Section II.6   DEFINITION OF HOLDER.  The term "Holder" as used herein
                                                     ------
shall mean the Person in whose name at the time of determination such Warrant Certificate shall be registered upon the Warrant Register to be maintained by the Company for that purpose pursuant to Section 5.1.
                                         -----------

                                  ARTICLE III

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

      Section III.1 WARRANT PRICE.  During the period set forth in Section 3.2,
                                                                   -----------
each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company one share of Common Stock, subject to adjustment as provided in Article IV, at the Exercise Price.

      Section III.2 DURATION OF WARRANTS. Any Warrant evidenced by a Warrant Certificate may be exercised by the Holder thereof at any time and from time to time during the period beginning on August 24, 1999, and at or before 5:00 p.m. (Atlanta time) on February 24, 2008 (the "Expiration Date"), only upon the terms
                                          ---------------
and subject to the conditions set forth herein and in the applicable Warrant Certificate. Each Warrant not exercised at or before 5:00 p.m. (Atlanta time) on the Expiration Date shall become void, and all rights of the Holder of the Warrant Certificate evidencing such Warrant under this Agreement or otherwise shall cease.

      Section III.3   EXERCISE OF WARRANTS.  (a)  During the period specified in

Section 3.2, any whole number of Warrants may be exercised by surrendering the
-----------
Warrant Certificate evidencing such Warrants at the place or at the places set forth in the Warrant Certificate, with the purchase form set forth in the Warrant Certificate duly executed, accompanied by payment in full, in lawful money of the United States of America, in cash or by certified check or official bank check or by wire transfer in immediately available funds, of the Exercise Price for each Warrant exercised. The date on which payment in full of the Exercise Price for a Warrant and the duly executed and completed Warrant Certificate are received by the Company shall be deemed to be the date on which such Warrant is exercised.

     (b) As soon as practicable after the exercise of any Warrants, the Company shall issue to or upon the order of the Holder of the Warrant Certificate evidencing such Warrants, a certificate or certificates representing the number of shares of Common Stock to which such Holder is entitled in such name or names as may be directed by such Holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute and deliver a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     (c) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the Common Stock. In the event that any such transfer is involved, the Company shall not be required to issue or deliver any shares of Common Stock until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

      Section III.4 RESERVATION OF SHARES. For the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of Warrants, the Company will, at all times through the close of business on the Expiration Date, reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued capital stock or its authorized and issued capital stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Common Stock upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The transfer agent for shares of Common Stock of the Company (the "Transfer Agent") and every subsequent transfer agent
                           --------------
for any shares of the Company's capital stock issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 8.4. Before taking any action which would cause an
            -----------
adjustment pursuant to Section 4.1 to the maximum number of shares of Common
                       -----------
Stock deliverable upon the exercise of all outstanding Warrants pursuant to

Section 3.3, the Company shall cause to be authorized additional shares of
-----------
Common Stock such that the sum of such maximum number of shares of Common Stock deliverable upon exercise of all outstanding Warrants and the number of shares of Common Stock outstanding as of such date does not exceed the number of shares of Common Stock authorized pursuant to the Company's Restated Articles of Incorporation, as amended.

     The Company covenants that all shares of Common Stock issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.


                                   ARTICLE IV

                            OTHER TERMS OF WARRANTS

      Section IV.1 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE OR NUMBER OF WARRANTS. The Exercise Price, the number of shares of Common Stock purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 4.1.
                                            -----------

     (a) If the Company shall (i) pay a dividend in or make a distribution of shares of its capital stock, whether shares of Common Stock or shares of its capital stock of any other class, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event, retroactive to immediately after the record date, if any, for such event.

     (b) If the Company shall issue rights, options or warrants to all Holders of its outstanding Common Stock, without any charge to such Holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the Market Price per share of Common Stock (as defined in paragraph (e) below) at the record date mentioned below, the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (i) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (ii) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Market Price per share of Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactive to immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

     (c) If the Company shall distribute to all Holders of its shares of Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions payable out of capital surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be (i) the then current Market Price per share of Common Stock (as defined in paragraph (e) below) on the date of such distribution, and of which the denominator shall be
(ii) the then current Market Price per share of Common Stock less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed or of such subscription rights, options or warrants or convertible or exchangeable securities applicable to one (1) share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of shareholders entitled to receive such distribution.

     (d) In the event of any capital reorganization or any reclassification of the Common Stock (except as provided in paragraphs (a) through (c) above), any Holder of Warrants upon exercise thereof shall be entitled to receive, in lieu of the Common Stock to which he or she would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company that he or she would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if his or her Warrants had been exercised immediately prior thereto.

     (e) For the purpose of any computation under paragraphs (b) and (c) of this

Section 4.1, the current or closing Market Price per share of Common Stock at
-----------
any date shall be deemed to be the average of the daily closing prices for the twenty (20) consecutive trading days before the date of such computation. The closing price for each day shall be the last sale price for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the "NYSE") or if the Common Stock is not listed on the NYSE, then on
               ----
the principal United States national securities exchange on which the Common Stock is listed or quoted. If the Common Stock is not listed or quoted on any United States national securities exchange, then the current or closing market price per share of Common Stock shall be determined by the Board of Directors of the Company in good faith.

     (f) Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

     (g) The Company may elect, on or after the date of any adjustment required by paragraphs (a) through (d) of this Section 4.1, to adjust the number of
                                      -----------
Warrants in substitution for an adjustment in the number of shares of Common Stock purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of shares of Common Stock as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall notify the Holders of Warrants, in the same manner as provided in the first paragraph of Section 8.4, of its election to
                                             -----------
adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Upon each adjustment of the number of Warrants pursuant to this paragraph (g) the Company shall, as promptly as practicable, cause to be distributed to Holders of record of Warrants on such record date Warrant Certificates evidencing, subject to paragraph (h), the additional Warrants to which such Holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such Holders of record in substitution and replacement for the Warrant Certificates held by such Holders prior to the date of adjustment, and upon surrender thereof, new Warrant Certificates evidencing all the Warrants to be executed, issued and registered in the manner specified in Section 5.1 (and
                                                              -----------
which may bear, at the option of the Company, the adjusted Exercise
Price) and shall be registered in the names of the Holders of record of Warrant Certificates on the record date specified in the notice.

     (h) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to Holders of Warrant Certificates pursuant to paragraph (g) or to distribute Warrant Certificates that evidence fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the registered Holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a full Warrant on the trading day immediately prior to the date on which such fractional Warrant could have been otherwise issuable (the "Valuation Date"). For purposes of this paragraph (h),
                         --------------
the current market value of a Warrant shall be the aggregate closing Market Price on the Valuation Date (determined as set forth in paragraph (e)) of all shares of Common Stock issuable upon exercise of one Warrant plus the fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of any other assets or securities purchasable upon exercise of one Warrant less the Exercise Price of one Warrant.

     (i) Notwithstanding any adjustment pursuant to Section 4.1 in the number of
                                                    -----------
shares of Common Stock purchasable upon the exercise of a Warrant, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute certificates which evidence fractional shares. In lieu of fractional shares, there shall be paid to the registered Holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this paragraph
(i), the current market value of one (1) share of Common Stock shall be the closing Market Price (determined as set forth in paragraph (e)) of one (1) share of Common Stock for the trading day immediately prior to the date of such exercise.

                                   ARTICLE V

                      REGISTRATION, EXCHANGE, TRANSFER AND
                      SUBSTITUTION OF WARRANT CERTIFICATES

      Section V.1 REGISTRATION, EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. The Company shall keep, at its principal executive offices, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and transfers of outstanding Warrants (the "Warrant
                                                                 -------
Register").
--------

     Upon surrender at the principal executive offices of the Company of Warrant Certificates properly endorsed or accompanied by appropriate instruments of transfer and accompanied by written instructions for transfer or exchange, all in form satisfactory to the Company, such Warrant Certificates may be exchanged for other Warrant Certificates or may be transferred in whole or in part; provided, however, that Warrant Certificates issued in exchange for or upon
--------  -------
transfer of surrendered Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. No service charge shall be made for any exchange or transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange or transfer. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Company shall execute and deliver to the Person or Persons entitled thereto a Warrant Certificate or Warrant Certificates as so requested. The Company shall not be required to effect any exchange or transfer which would result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or transfer of Warrant Certificates shall evidence the same obligations, and be entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or transfer.

      Section V.2 MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES. If any mutilated Warrant Certificate is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate and of the ownership thereof and (ii) such security or indemnity as may be required by it to save the Company and any agent thereof harmless, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section 5.2, the Company may require the payment of a sum sufficient
           -----------
to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Every new Warrant Certificate issued pursuant to this Section 5.2 in lieu of any destroyed, lost
                                    -----------
or stolen Warrant Certificate shall evidence an original additional contractual obligation of the

Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder. The provisions of this Section 5.2 are
                                                           -----------
exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

      Section V.3 PERSONS DEEMED OWNERS. Prior to due presentment of a Warrant Certificate for registration of transfer, the Company and all other Persons may treat the Holder as the owner thereof for any purpose and as the Person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

      Section V.4 CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered to the Company for exchange, transfer or exercise of the Warrants evidenced thereby shall be promptly canceled by it and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu or in exchange thereof. The Company shall promptly cancel any Warrant Certificates previously issued hereunder which the Company may have acquired in any manner whatsoever.


                                   ARTICLE VI

                      OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

      Section VI.1 NO RIGHTS AS SHAREHOLDER CONFERRED BY WARRANTS OR WARRANT CERTIFICATES. No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a shareholder, including, without limitation, the right to receive dividends.

      Section VI.2 HOLDER OF WARRANT CERTIFICATE MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, any Holder of any Warrant Certificate, without the consent of any shareholder or the Holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of its right to exercise the Warrant or Warrants evidenced by his or her Warrant Certificate in the manner provided in the Warrant Certificates and in this Agreement.


                                  ARTICLE VII

                    CONCERNING THE COMPANY AS WARRANT AGENT

      Section VII.1 WARRANT AGENT. The Company shall serve as warrant agent in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth. The Company shall have the power and authority granted to and conferred upon it in the Warrant Certificates. All of the terms and provisions with respect to such power and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

      Section VII.2 DOCUMENTS. The Company shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.


                                 ARTICLE VIII

                                 MISCELLANEOUS

      Section VIII.1 CONSOLIDATIONS AND MERGERS OF THE COMPANY AND SALES, LEASES AND CONVEYANCES PERMITTED SUBJECT TO CERTAIN CONDITIONS. The Company may consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, either the Company shall be the continuing corporation, or the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or the corporation which acquired by purchase or conveyance all or substantially all of the assets of the Company shall expressly assume the obligations of the Company hereunder.

      Section VIII.2 RIGHTS AND DUTIES OF SUCCESSOR CORPORATION. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Agreement and the Warrants. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the shares of Common Stock issuable pursuant to the terms hereof.

      Section VIII.3 AMENDMENT. This Agreement may be amended by the parties hereto, without the consent of the Holder of any Warrant Certificate, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making such provisions in regard to matters or questions arising under this Agreement as the Company may deem necessary or desirable; provided, however, that such action shall not adversely
                        --------  -------
affect the interests of the Holders of the Warrant Certificates in any material respect. Any amendment or supplement to this Agreement or the Warrants that has a material adverse effect on the interests of Holders of any series of Warrants shall require the written consent of the Holders of a majority of the then outstanding Warrants of such series. The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of Warrants would be decreased.

      Section VIII.4 NOTICES TO WARRANTHOLDERS. Upon any adjustment of the number of shares purchasable upon exercise of each Warrant, the Exercise Price or the number of Warrants outstanding pursuant to Section 4.1, the Company
                                                  -----------
within ten (10) Business Days thereafter shall cause to be given to each of the Holders of the Warrant Certificates written notice of such adjustments, together with a copy of a certificate of the Chief Financial Officer of the Company setting forth the Exercise Price and either the number of shares of Common Stock and other securities or assets purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustments are made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, at such Holder's address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid.

     Section VIII.5 ADDRESSES. Any communications to the Company with respect to this Agreement shall be addressed to Weeks Corporation, 4497 Park Drive, Norcross, Georgia 30093, Attention: Chief Financial Officer. Any communications to any Holder shall be addressed to such Holder at its address appearing on the Warrant Register.

      Section VIII.6 GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Georgia.

      Section VIII.7 DELIVERY OF PROSPECTUS. Upon the exercise of any Warrant Certificate, the Company will deliver to the person designated to receive a certificate representing shares of Common Stock, prior to or concurrently with the delivery of such securities, a Prospectus.

      Section VIII.8 OBTAINING OF GOVERNMENTAL APPROVALS. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of Governmental Authorities and securities acts filings under United States Federal and state laws (including, without limitation, to the extent required, the maintenance of the effectiveness of a registration statement in respect of the Common Stock under the Securities
Act), which may be or become required in connection with exercise of the Warrant Certificates.

      Section VIII.9 PERSONS HAVING RIGHTS UNDER WARRANT AGREEMENT. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions herein is intended, or shall be construed, to confer upon, or give to, any Person other than the Company and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors and of the Holders of the Warrant Certificates.

      Section VIII.10 HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

      Section VIII.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      Section VIII.12 INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the principal executive offices of the Company for inspection by the Holder of any Warrant Certificate. The Company may require such Holder to submit its Warrant Certificate for inspection by it.

      Section VIII.13 TRANSFERS IN COMPLIANCE WITH APPLICABLE LAW. Notwithstanding anything in this Agreement to the contrary, no Warrant evidenced by a Warrant Certificate may be sold, assigned, pledged or otherwise transferred by the Holder thereof if such sale, assignment, pledge or other transfer is in violation of applicable law, including, without limitation, any federal or state securities laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the day and year first above written.

                              WEEKS CORPORATION



                              By:______________________________
                                 Name:
                                 Title:


                              ____________________________
                              HENRY BEFELER


                              ____________________________
                              FORD GIBSON


                              ____________________________
                              HANK KLEIN


                              ____________________________
                              JOSE HEVIA


                              ____________________________
                              RAFAEL RODON


                              ____________________________
                              WILLIAM WASEY

                                   EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]
                                     [Face]


                   EXERCISABLE ONLY IF EXECUTED AND DELIVERED
                       BY THE COMPANY AS PROVIDED HEREIN

            VOID AFTER 5:00 P.M. (ATLANTA TIME) ON FEBRUARY 24, 2008
                               WEEKS CORPORATION
                        Warrant Certificate representing
                              Warrants to purchase
                                  Common Stock
                              as described herein.

                          ____________________________

No. __________________                          _________ Warrants

     This certifies that ____________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such registered owner to purchase one (1) share of common stock, par value $.01 per share ("Common Stock") of Weeks Corporation (the "Company"), subject to adjustment as provided in Article IV of the Warrant Agreement referred to herein, during the period set forth herein on the following basis. The Warrants shall remain exercisable at any time and from time to time during the period beginning on August 24, 1999 at or before 5:00 p.m. (Atlanta time) February 24, 2008. During such period, each Warrant shall entitle the Holder thereof, subject to the provisions of the Warrant Agreement (as defined below), to purchase from the Company one share of Common Stock at the exercise price of $32.75, subject to adjustment as provided in Article IV of the Warrant Agreement referred to herein (the "Exercise Price"). The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the purchase form set forth hereon duly completed, accompanied by payment in full, in lawful money of the United States of America, in cash or by certified check or official bank check or by bank wire transfer in immediately available funds, the Exercise Price for each Warrant exercised, to the Company, at the principal executive offices of the Company, or its successor, as warrant agent (the "Warrant Agent"), the addresses specified on the reverse hereof and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

     The term "Holder" as used herein shall mean the person in whose name at the time of determination such Warrant Certificate shall be registered upon the books to be maintained by the Company for that purpose pursuant to Section 5.1 of the Warrant Agreement.

     Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase shares of Common Stock. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the registered owner hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     This Warrant Certificate is issued under and in accordance with the Amended and Restated Warrant Agreement dated effective as of February 24, 1998 (the "Warrant Agreement"), between the Company and the Codina Executives and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned offices of the Company.

     This Warrant Certificate and all rights hereunder, may be transferred when surrendered at the principal executive offices of the Company by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

     After execution and delivery by the Company and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the principal executive offices of the Company for Warrant Certificates representing the same aggregate number of Warrants.

     This Warrant Certificate shall not entitle the registered owner hereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Warrant Certificate shall not be valid obligatory for any purpose until executed and delivered by the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated: ___________, 1998                 WEEKS CORPORATION

Attest:

                                         By:_____________________________
                                            Name:
                                            Title:

____________________________
Secretary

                         [FORM OF WARRANT CERTIFICATE]
                                   [REVERSE]
                    (Instructions for Exercise of Warrants)



     To exercise any Warrants evidenced hereby, the Holder of this Warrant Certificate must pay in cash or by certified check or official bank check or by wire transfer in immediately available funds, the Exercise Price in full for each of the Warrants exercised, to Weeks Corporation, 4497 Park Drive, Norcross, Georgia 30093; Attn: Chief Financial Officer, which payment should specify the name of the Holder of this Warrant Certificate and the number of Warrants exercised by such Holder. In addition, the Holder of this Warrant Certificate should complete the information required below and present in person or mail by registered mail this Warrant Certificate to the Company at the address set forth below.

                               [FORM OF EXERCISE]

                  (To be executed upon exercise of Warrants.)

     The undersigned hereby irrevocably elects to exercise Warrants, represented by this Warrant Certificate, to purchase _________ shares of Common Stock, par value $.01 per share ("Common Stock"), of Weeks Corporation and represents that he or she has tendered payment for such shares of Common Stock in cash or by certified check or official bank check or by bank wire transfer in immediately available funds to the order of Weeks Corporation, c/o Chief Financial Officer, in the amount of $________ in accordance with the terms hereof. The undersigned requests that said shares of Common Stock be registered in such names and delivered, all as specified in accordance with the instructions set forth below.

     If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:______________________             Name:_________________________
                                              (Please Print)

___________________________              Address:
Insert Social Security or Other          _______________________________
Identifying Number of Holder)            _______________________________
                                         _______________________________

___________________________
Signature
(Signature must conform in all
respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York, Chicago or Pacific Stock Exchange.)

This Warrant may be exercised by hand or by mail at the following address:

Weeks Corporation
4497 Park Drive
Norcross, Georgia 30093
Attention: Chief Financial Officer

                    (Instructions as to form and delivery of
                certificates representing shares of Common Stock
                         and/or Warrant Certificates):



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                              [FORM OF ASSIGNMENT]

                          (TO BE EXECUTED TO TRANSFER
                            THE WARRANT CERTIFICATE)


     FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers unto

                          ___________________________

                          ___________________________

                          ___________________________
                         Please print name and address
                              (including zip code)

Please insert social security or
other identifying number

___________________________



the right represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ________________, Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution.


Dated:__________________                 _____________________________
                                         Signature

                                         (Signature must conform in all
                                         respects to name of Holder as
                                         specified on the face of this Warrant
                                         Certificate and must bear a signature
                                         guarantee by a bank, trust company or
                                         member broker of the New York,
                                         Chicago or Pacific Stock Exchange.)

Signature Guaranteed:


__________________________